Exhibit 21.1
BALLY'S CORPORATION

Subsidiary Name	State or Other Jurisdiction of Incorporation
120 Sports Holding I, LLC	Delaware
120 Sports LLC	Delaware
Association of Volleyball Professionals, LLC	Delaware
AVA Entertainment Limited Partnership	California
Aztar Indiana Gaming Company, LLC	Indiana
BACA Limited	Isle of Man
Bally’s Canada Inc.	Ontario
Bally’s Chicago Holding Company, LLC	Delaware
Bally’s Chicago Operating Company, LLC	Delaware
Bally’s Chicago, Inc.	Delaware
Bally’s Estonia OU	Estonia
Bally’s Finance Corporation Limited	Malta
Bally’s Foundation North America, Inc.	Delaware
Bally’s Holdings Limited	Jersey
Bally’s Holdings UK Limited	Jersey
Bally’s Interactive Maryland, LLC	Delaware
Bally’s Interactive, LLC	Delaware
Bally's Interactive (Stadium) LLC	Delaware
Bally's Management Group, LLC	Delaware
Bally's New York Holding Company, LLC	Delaware
Bally's New York Operating Company, LLC	Delaware
Bally's New York, Inc	Delaware
Bally’s Pennsylvania, LLC	Delaware
Bally’s Premier Interactive ULC	British Columbia, Canada
Bally's RI iCasino, LLC	Delaware
Bally’s-Galaxy Acquisition Corp.	Delaware
BetWorks (US) LLC	Nevada
Cryptologic Operations Limited	Malta
Degree 53 Limited	United Kingdom
Dover Downs, LLC	Delaware
Dumarca Asia Limited	Hong Kong
Dumarca Gaming Limited	Malta
Dumarca Holdings Limited	Malta
Dumarca Live Limited	Malta
Dumarca Services Limited	Malta
Entertaining Play Limited	Gibraltar
Fantasy Draft Player Funds, LLC	Delaware
Fantasy Draft, LLC	Delaware
Fantasy Sports Shark, LLC d/b/a Monkey Knife Fight	Delaware
Fifty States Limited	Isle of Man
Games Spain Operations, S.A.U.	Ceuta
Gamesys Group (Holdings) Limited	Jersey
Gamesys Group Limited	United Kingdom

Subsidiary Name	State or Other Jurisdiction of Incorporation
Gamesys Jersey Limited	Jersey
Gamesys Limited	United Kingdom
Gamesys Network Limited	Malta
Gamesys Operations Limited	Gibraltar
Gamesys Spain S.A.	Ceuta
Gamesys US LLC	Delaware
Gyps Fulvus Limited	Gibraltar
Horses Mouth Limited d/b/a SportCaller	Ireland
Interstate Racing Association, LLC	Colorado
Intertain Financial Services AB	Sweden
IOC-Kansas City, Inc. d/b/a Casino KC	Missouri
Jet Media Limited	Gibraltar
Joker Gaming, LLC d/b/a Live at the bike	California
JPJ Group Holdings Limited	Jersey
JPJ Group Jersey Finance Limited	Jersey
JPJ Holding II Limited	Jersey
JPJ Holding Jersey Limited	Jersey
JPJ Jersey Limited	Jersey
JPJ Maple II Limited	Malta
JPJ Maple Media Limited	British Columbia, Canada
JPJ Spain Ops, S.A.U.	Spain
Leisure Spin Limited	Gibraltar
Libita Group Ltd.	Isle of Man
MB Development, LLC	Nevada
Mice and Dice Limited	United Kingdom
Mile High USA, LLC	Delaware
Nozee Limited	Gibraltar
Passi Services Limited	Malta
Premier Entertainment AC, LLC d/b/a Bally’s Atlantic City Hotel & Casino	New Jersey
Premier Entertainment Biloxi LLC	Delaware
Premier Entertainment Black Hawk, LLC d/b/a Mardi Gras Casino, Golden Gates Casino and Golden Gulch Casino	Colorado
Premier Entertainment Finance Corp.	Delaware
Premier Entertainment II, LLC d/b/a Newport Grand	Delaware
Premier Entertainment III, LLC d/b/a/ Dover Downs Hotel and Casino	Delaware
Premier Entertainment Louisiana I, LLC d/b/a Eldorado Resort Casino Shreveport	Delaware
Premier Entertainment Parent, LLC	Delaware
Premier Entertainment Shreveport, LLC	Louisiana
Premier Entertainment Sub, LLC	Delaware
Premier Entertainment Tahoe, LLC	Nevada
Premier Entertainment Vicksburg, LLC d/b/a Casino Vicksburg	Delaware
Profitable Play Limited	Gibraltar
Racing Associates of Colorado, Ltd.	Colorado
Rhode Island VLT Company LLC	Delaware
Rock Island Foodservice, LLC	Illinois

Subsidiary Name	State or Other Jurisdiction of Incorporation
Silverspin AB	Sweden
Solid (IOM) Limited	Isle of Man
Solid Innovations Limited	Gibraltar
Solid Services Limited	Isle of Man
Sportsoft Solutions Inc.	British Columbia, Canada
Stockwell Ltd.	Isle of Man
Telescope EMEA S.L.	Spain
Telescope Inc.	Delaware
Telescope UK Ltd	United Kingdom
The Intertain Group Limited	Ontario, Canada
The Rock Island Boatworks, LLC	Illinois
The Shops at Tropicana Las Vegas, LLC	Nevada
TR Black Hawk Promotional Association I	Colorado
Tropicana Las Vegas Hotel and Casino, Inc.	Delaware
Tropicana Las Vegas Intermediate Holdings, Inc.	Delaware
Tropicana Las Vegas, Inc.	Nevada
Twin River – Tiverton, LLC d/b/a Tiverton Casino Hotel	Delaware
UTGR, LLC. d/b/a Twin River Casino Hotel	Delaware
WagerLogic Israel Ltd.	Israel
WagerLogic Malta Holding Limited	Malta